Exhibit 10.9.2
MCJUNKIN RED MAN HOLDING CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT (this “Agreement”), is made effective as of [________, 200__] (the “Date of Grant”), between McJunkin Red Man Holding Corporation, a Delaware corporation (the “Company”), PVF Holdings LLC, a Delaware limited liability company (“PVF Holdings LLC”) (solely for purposes of Section 15 hereof), and [__________] (the “Participant”).
R E C I T A L S:
     WHEREAS, the Company has adopted the McJ Holding Corporation 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan; and
     WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.
     NOW THEREFORE, in consideration of the Participant’s services and of the mutual covenants hereinafter set forth, the parties agree as follows:
     1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [__________] Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $ [__________] USD, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof.
     2. Vesting; Period of Exercise.
          (a) Subject to the earlier termination or cancellation of the Option as set forth herein, the Option shall vest and become exercisable as follows:
               (i) Prior to the second (2nd) anniversary of the Date of Grant, no portion of the Option shall vest or be exercisable;
               (ii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of one-fourth (1/4) of the Shares originally subject to the Option, provided that the Participant’s Employment with the Company or any of its Affiliates has not terminated as of such anniversary;
               (iii) On and after the third (3rd) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of one-half (1/2) of the Shares originally subject to the Option, provided that the Participant’s Employment with the Company or any of its Affiliates has not terminated as of such anniversary;

               (iv) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of three-fourths (3/4) of the Shares originally subject to the Option, provided that the Participant’s Employment with the Company or any of its Affiliates has not terminated as of such anniversary; and
               (v) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of one hundred percent of the Shares originally subject to the Option provided, that the Participant’s Employment with the Company or any of its Affiliates has not terminated as of such anniversary.
               (vi) Notwithstanding the foregoing, in the event of (x) the Participant’s death or Disability or (y) the occurrence of a Transaction, the Option shall, to the extent not then vested, automatically become fully vested and exercisable.
The portion of the Option which has become vested and exercisable as described herein is hereinafter referred to as the “Vested Portion.”
          (b) If the Participant’s Employment is terminated by the Company or an Affiliate for Cause, the Option shall, whether or not vested, be automatically canceled without payment of consideration therefor.
          (c) If the Participant’s Employment with the Company or any of its Affiliates terminates for any reason other than (x) Cause or (y) the Participant’s death or Disability, the Option shall, to the extent not previously vested, be automatically canceled by the Company without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 2(d).
          (d) Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of (i) the ten-year anniversary of the Date of Grant and (ii) 90 days following the date of the Participant’s termination of Employment (other than a termination of Employment due to the Participant’s death or Disability).
          (e) Notwithstanding the foregoing, upon termination of Employment due to the Participant’s death or Disability, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of (i) the ten-year anniversary of the Date of Grant and (ii) twenty-four months following such termination of Employment.
          3. Method of Exercise.
          (a) The Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent so to exercise. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that with the written consent of the Committee (which consent may be withheld for any or no reason), payment of such aggregate exercise price may instead be made, in whole or in part, by (A) the delivery to the Company of a certificate or certificates representing Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), or (B) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price in respect of the Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.
          (b) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.
          (c) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. Such certificates will be held by the Company on behalf of the Participant until such time as the Shares represented by such certificates are transferred as permitted by the Stockholders Agreement.
          (d) In the event of the Participant’s death or Disability, the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, for the period set forth in Section 2(e) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          (e) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Stockholders Agreement.
     4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliates’ right to terminate the Employment of such Participant.
     5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     6. Transferability. Unless otherwise determined by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
     7. Withholding. The Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under, or with respect to, the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.
     8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
     9. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.
     10. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its subsidiaries for all purposes.

     11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.
     13. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan, as applicable, will govern and prevail.
     14. Accredited Investor Status Representation of Participant. Please check the box next to any of the following statements that apply:
☐	Your individual net worth, or joint net worth with your spouse, as of the date hereof, exceeds $1,000,000;

☐	You had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current year; or

☐	None of the statements above apply.
     15. Adoption of Stockholders Agreement. The parties hereto agree that, upon the grant of the Option hereunder, the Participant shall be made a party to the Management Stockholders Agreement among PVF LLC (formerly known as McJ Holding LLC), the Company, and the other parties thereto (the “Stockholders Agreement”) as an “Executive” (as defined in the Stockholders Agreement) with the rights and obligations of holders of “Stock” (as defined in the Stockholders Agreement) and the Participant hereby agrees to become a party to the Stockholders Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Stockholders Agreement that are applicable to an Executive with such rights and obligations. Execution and delivery of this Agreement by the Participant shall also constitute execution and delivery by the Participant of the Stockholders Agreement, without further action of any party. A copy of the Stockholders Agreement is attached hereto as Exhibit A. In addition to the representations and warranties in the Stockholders Agreement that Participant makes as an Executive, the Participant represents and warrants to the Company that (a) the Participant has carefully reviewed the Stockholders Agreement and has also reviewed all other documents the Participant deems necessary or desirable in order for the Participant to become a party to the Stockholders Agreement (by executing this Agreement); (b) the Participant has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Stockholders

Agreement and the terms and conditions thereof that the Participant deems necessary; and (c) this Agreement (and by executing this Agreement, the Stockholders Agreement) has been duly executed and delivered by Participant and constitutes a valid and binding agreement of Participant enforceable against the Participant in accordance with its terms and the terms of the Stockholders Agreement.
     16. Complete Agreement. The Plan and this Agreement shall constitute the entire agreement between the parties with respect to the Option.
     17. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

MCJUNKIN RED MAN HOLDING CORPORATION
By:
Name:
Title:

PVF HOLDINGS LLC (for purposes of Section 15 only)
By:
Name:
Title:

PARTICIPANT
By:
Name: